SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
             of the Securities Exchange Act of 1934 (Amendment No.)
                           Check the appropriate box:

[X]  Preliminary Information Statement   [ ]  Confidential, for Use of the
                                              Commission Only (aspermitted by
                                              Rule 14c-5 (d)(2))

[ ]  Definitive Information Statement

                          AMERICANA DISTRIBUTION, INC.
                  (Name of Registrant As Specified In Charter)
                  --------------------------------------------

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[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if  any part  of  the  fee is  offset as provided by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

                          AMERICANA DISTRIBUTION, INC.
                           303 San Mateo NE Suite 104A
                          Albuquerque, New Mexico 87108
                                 (505) 265-6121

                                  (Preliminary)
                                  March 8, 2006

                               GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of Americana Distribution, Inc., a Colorado Corporation (the "Company"), to notify such Stockholders of the following:

(1) On or about March 8, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 91,231,234 shares representing approximately 58% of the 158,461,142 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving amendments to the Articles of Incorporation of the Company (the "Amendment"), pursuant to which (i) changed the name of the Company to "Americana Distribution, Inc."; and, (ii) to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time shall be increased to two billion
     (2,000,000,000) shares of common stock at par value of $.001 with no preemptive rights.

(2) On or about March 8, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 91,231,234 shares representing approximately 58% of the 158,461,142 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Company's 2006 Stock Incentive Plan (the "Plan") the purpose of which is to (i) provide long-term incentives and rewards to employees, directors, independent contractors or agents
     ("Eligible Participants") of the Company; (ii) assist the Company in attracting and retaining employees, directors, independent contractors or agents with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such employees, directors, independent contractors or agents with those of the Company's stockholders.

On  March  8,  2006,  the  Board  of  Directors  of  the  Company  approved  the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on March 8, 2006, in accordance with the Colorado Corporation Code ("CCC"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

The elimination of the need for a meeting of the stockholders to approve the Name Change is authorized by C.R.S. 7-107-104, which provides that, expressly provided for in the articles of incorporation, the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting of which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to C.R.S. 7-107-206, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March _, 2006, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about March _, 2006 to all Stockholders of record as of the Record Date.


                             ADDITIONAL INFORMATION

The  Company is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

     1.Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005;

     2.Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005;

     3.Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005; and

     4.Annual Report on Form 10-KSB for the year ended December 31, 2004.

                          OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, March 8, 2006, the Company had 158,461,142 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On March 8, 2006, the holders of 91,231,234 shares representing approximately 58% of the 158,461,142 shares of Common Stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The CCC provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company's common stock owned on March 8, 2006, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:



Names and Address of
Directors, Officers and                   Shares Owned
5% Stockholders                              Number           Percent (1)
---------------------------------- --------------------- -------------------
Donna Silverman                            28,069,832        17.71%
President, Chief Executive
Officer and Director

Advantage Fund I Inc.                      20,670,083        13.04%
c/o Advantage Fund I LLC
2999 NE 191ST Street PH2
Aventura, FL 33180

Alexy Resources LLC                        14,702,720         9.28%
c/o Newbridge Securities
1451 W Cypress Creek Road
Suite 204
Ft. Lauderdale, FL 33309

All officers and directors                 28,069,832        17.71%


     (1) Applicable percentage of ownership is based on 158,461,142 shares of common stock outstanding as of March 8, 2006, together with applicable options for each shareholder.


                         DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the CCC, the Company's articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

The consent of a majority of the voting shares of the Company was given for approving the amendment of the Company's Articles of Incorporation to (i) change the name of the Company to American Distribution, Inc.; and, (ii) increase the number of the Company's authorized shares of Common Stock from 500,000,000 shares to 2,000,000,000 shares. The form of Certificate of Amendment that will be filed with the Colorado Secretary of State is attached hereto as Exhibit A.

AMENDMENT TO THE  COMPANY'S  ARTICLES OF  INCORPORATION  TO CHANGE THE COMPANY'S
NAME
--------------------------------------------------------------------------------

Pursuant to the requirements of C.R.S. 7-110-103, on March 8, 2006, the members of the Board of Directors of the Company proposed and recommended to the stockholders to amend the Company's Articles of Incorporation to effect a change in the Company's name to American Distribution, Inc. On March 8, 2006, the Majority Stockholders, by written consent in lieu of a meeting, approved a Certificate of Amendment to the Company's Articles of Incorporation. No further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment to the Company's Articles of Incorporation.

If the proposal had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company's stockholders at a special or annual stockholders' meeting convened for at least the purpose of approving the Name Change.

Our board of directors and stockholders holding a majority of the voting power of the Company believe that changing our corporate name is in the best interests of the Company and our stockholders to better reflect our new business focus. The voting and other rights that accompany the Company's common stock will not be affected by the change in our corporate name.

AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.
--------------------------------------------------------------------------------

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be five hundred million (500,000,000) shares of Common Stock with no preemptive rights, $.001 par value. On March _, 2006, the Board of Directors approved an amendment to the Articles of Incorporation to authorize two billion (2,000,000,000) shares of Common Stock. Each shares of Common Stock is entitled to one vote. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On March 8, 2006, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 1,500,000,000 additional shares of Common Stock. The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.


                      APPROVAL OF 2006 STOCK INCENTIVE PLAN

The 2006 Stock Incentive Plan was adopted, subject to stockholder approval, by the Company's Board of Directors on March 8, 2006. The purpose of the 2006 Stock Incentive Plan (the "Plan") is to (i) provide long-term incentives and rewards to employees, directors, independent contractors or agents ("Eligible Participants") of the Company; (ii) assist the Company in attracting and retaining employees, directors, independent contractors or agents with experience and/or ability on a basis competitive with industry practices; and
(iii) associate the interests of such employees, directors, independent contractors or agents with those of the Company's stockholders. The 2006 Stock Option Plan adopted by the Company's Board of Directors is attached hereto as Exhibit B.

SUMMARY OF THE PLAN
--------------------

Effective date.
---------------

The Plan is effective as of the date it is adopted by the Board of Directors of Americana and Awards may be made under the Plan on and after its effective date.

Administration of the plan
--------------------------

The Plan shall be administered by the Board of Directors of Americana and the Board shall be so constituted as to permit the Plan to comply with the disinterested administration requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the "outside director" requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The Board shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the Eligible Participants to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each Eligible Participant selected, to determine the time when awards will be granted, when they will vest, when they may be exercised and when they will be paid, to amend awards previously granted and to establish objectives and conditions, if any, for earning awards and whether awards will be paid after the end of the award period. The Board shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable and to interpret same. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Americana stockholders, any participants in the Plan and any other Eligible Participant of Americana.

All employees of Americana and all employees of Affiliates shall be eligible to participate in the Plan. The Board, in its sole discretion, shall from time to time designate from among the eligible employees and among directors, independent contractors or agents those individuals who are to receive awards under and thereby become participants in the Plan. For purposes of the Plan, "Affiliate" shall mean any entity, as may from time to time be designated by the Board, that is a subsidiary corporation of Americana (within the meaning of Section 424 of the Code), and each other entity directly or indirectly controlling or controlled by or under common control with Americana. For purposes of this definition, "control" means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

Awards.
-------

(a) Types. Awards under the Plan shall be made with reference to shares of Americana common stock and may include, but need not be limited to, stock options (including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights), warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Board determines to be consistent with the objectives and limitations of the Plan. The Board may provide for the issuance of shares of Americana common stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered. In the event of an award under which shares of Americana common stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall (i) be equal or greater than to the amount (such as the par value of such shares) required to be received by Americana in order to assure compliance with applicable state law and (ii) to the extent necessary to comply with Rule 16b-3 of the Exchange Act, be equal to or greater than 50% of the fair market value of such shares on the date of grant of such award. The Board may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan.

(b) Performance Goals. The Board may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of Americana and/or its Affiliates as it may select.

(c) Rules and Policies. The Board may adopt from time to time written rules and policies implementing the Plan. Such rules and policies may include, but need not be limited to, the type, size and term of awards to be made to participants and the conditions for the exercise or payment of such awards.

Shares  of  stock  subject  to  the  plan.
------------------------------------------

The shares that may be delivered or purchased or used for reference purposes under the Plan shall not exceed an aggregate of 20,000,000 shares of Americana Common Stock, par value $.001. Any shares subject to an award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan.

Payment  of  awards.
--------------------

The Board shall determine the extent to which awards shall be payable in cash, shares of Americana common stock or any combination thereof. The Board may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Americana common stock or a combination thereof shall be deferred. Deferrals shall be for such periods and upon such terms as the Board may determine in its sole discretion.

Vesting.
--------

The Board may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Americana common stock or a combination thereof, shall be vested at such times and upon such terms as may be selected by it in its sole discretion.

Dilution  and  other  adjustment.
---------------------------------

In the event of any change in the outstanding shares of Americana common stock by reason of any split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Board determines are necessary or appropriate, including, if necessary, any adjustments in the number, kind or character of shares that may be subject to existing or future awards under the Plan (including by substitution of shares of another corporation including, without limitation, any successor of Americana ), adjustments in the exercise, purchase or base price of an outstanding award and any adjustments in the maximum numbers of shares referred to in Section 4 or Section 5 of the Plan. All such adjustments shall be conclusive and binding for all purposes of the Plan.


                          EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on March _, 2006.



                          By Order of the Board of Directors

                          /s/ Donna Silverman
                          ---------------------
                          Donna Silverman
                          President & Director